Hillman Reports First Quarter 2026 Results
Closed two acquisitions subsequent to quarter end - expanding Industrial MRO and Pro Distribution presence

Increases FY 2026 Net Sales guidance; reiterates Adj. EBITDA and Free Cash Flow guidance

CINCINNATI, April 27, 2026 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen weeks ended March 28, 2026.
First Quarter 2026 Highlights (Thirteen weeks ended March 28, 2026)
•Net sales increased 3.0% to $370.1 million compared to $359.3 million in the prior year quarter
•Net loss totaled $(4.7) million, or $(0.02) per diluted share, compared to $(0.3) million, or $(0.00) per diluted share, in the prior year quarter
•Adjusted diluted EPS1 totaled $0.07 per diluted share compared to $0.10 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $50.1 million compared to $54.5 million in the prior year quarter
•Net cash used by operating activities was $(19.5) million compared to $(0.7) million in the prior year quarter
•Free Cash Flow1 totaled $(34.3) million compared to $(21.3) million in the prior year quarter
•Hillman repurchased approximately 1.2 million shares of its common stock at an average price of $8.29 per share, which totaled $10.1 million
•Subsequent to the quarter end, closed two acquisitions:
◦Campbell Chain & Fittings, a premier manufacturer and supplier of industrial chain and related products
◦Delaney Hardware, a U.S.-based supplier of door hardware and builder’s hardware used in residential, multifamily, and commercial construction
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Balance Sheet and Liquidity at March 28, 2026
•Gross debt was $737.8 million compared to $693.1 million on December 27, 2025
•Net debt1 was $710.1 million compared to $665.8 million on December 27, 2025
•Liquidity available totaled $282.4 million; consisting of $254.7 million of available borrowing under the revolving credit facility and $27.7 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA was 2.6x at quarter end compared to 2.4x on December 27, 2025

Management Commentary
"Consistent demand for our hardware products, driven by repair, maintenance, and remodeling projects, coupled with mid-single digit growth in our robotics and digital solutions business ('RDS') drove a solid quarter for Hillman, despite the impact from weather and the macro," commented Jon Michael Adinolfi, President and CEO of Hillman.
"We are raising our full year net sales guidance, driven by the two acquisitions we made subsequent to the end of the quarter. These tuck-in acquisitions support two important strategic initiatives for Hillman: category expansion and pro distribution."
"After the quarter end, we acquired Campbell Chain and Fittings, a premier manufacturer and supplier of industrial chain and chain-related products. This acquisition adds U.S.-based manufacturing and complements our existing retail chain business. Campbell also expands our position within the industrial MRO sector, a key focus area for our future growth.
"Additionally, one week later, we acquired Delaney Hardware, a U.S.-based supplier of door hardware and builder’s hardware used in residential, multifamily, and commercial construction. This acquisition expands our product breadth in our residential pro distribution business.
"We will continue to be laser focused on strengthening our leadership position, executing our strategy to expand across categories and channels, and unlocking meaningful growth opportunities. As we look to the rest of the year, we remain confident in our ability to drive growth and manage this dynamic environment while taking great care of our customers and delivering value for our shareholders.”

Full Year 2026 Guidance - Updated
Based on year-to-date performance and its expectations for the remainder of the year, management is updating its guidance most recently provided on February 17, 2026.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance
Net Sales	$1.600 to $1.700 billion	$1.630 to $1.730 billion
Adjusted EBITDA[1]	$275 to $285 million	$275 to $285 million
Free Cash Flow[1]	$100 to $120 million	$100 to $120 million
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

First Quarter 2026 Results Presentation
Hillman plans to host a conference call and webcast presentation on April 28, 2026, at 8:30 a.m. Eastern Time to discuss its results. President and Chief Executive Officer Jon Michael Adinolfi and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, April 28, 2026
Time: 8:30 a.m. Eastern Time
Listen-Only Webcast: https://edge.media-server.com/mmc/p/3we7oiaa

A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, prior to the webcast presentation.
About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Hillman is a leading provider of hardware and related products serving retail, pro distribution, and industrial MRO customers. Over the last 60-plus years, Hillman has built a legacy of service and growth by forming strategic partnerships with North America’s leading home improvement, hardware, and farm and fleet retailers. Hillman differentiates itself from the competition with its dedicated field sales team of 1,200+ associates, direct-to-store distribution capabilities, and world class global sourcing and supply chain expertise. The company offers an extensive product portfolio of more than 111,000 SKUs, including fasteners (power screws, nuts, and bolts), hardware (builder’s hardware, door locks, rope & chain, accessories), project gear & supplies (gloves, work gear, paint & cleaning sundries), and key and engraving services (key duplication, auto keys, and engraving). Hillman is committed to delivering exceptional customer service, innovative products, and dependable solutions to its customers and regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.
Forward-Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations,
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 17, 2026. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Michael Koehler
Vice President – Corporate Development, Investor Relations, Treasury
513-826-5495
IR@hillmangroup.com
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Loss, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Net sales	$370,073	$359,343
Cost of sales (exclusive of depreciation and amortization shown separately below)	201,496	190,740
Selling, warehouse, general and administrative expenses	124,571	119,052
Depreciation	21,999	19,395
Amortization	15,276	15,415
Other income, net	(483)	(274)
Income from operations	7,214	15,015
Interest expense, net	13,005	14,460
Refinancing costs	—	906
loss before income taxes	(5,791)	(351)
Income tax benefit	(1,059)	(34)
Net loss	$(4,732)	$(317)

Basic and diluted loss per share	$(0.02)	$(0.00)
Weighted average basic and diluted shares outstanding	196,626	197,284

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	March 28, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$27,731	$27,276
Accounts receivable, net of allowances of $1,876 ($1,944 - 2025)	138,767	114,926
Inventories, net	483,323	485,938
Other current assets	20,066	18,342
Total current assets	669,887	646,482
Property and equipment, net of accumulated depreciation of $446,048 ($428,726 - 2025)	224,575	231,482
Goodwill	830,372	830,747
Other intangibles, net of accumulated amortization of $607,790 ($592,748 - 2025)	530,707	546,171
Operating lease right of use assets	77,222	75,152
Other assets	28,216	26,160
Total assets	$2,360,979	$2,356,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,832	$141,662
Current portion of debt and financing lease liabilities	14,898	14,830
Current portion of operating lease liabilities	19,432	17,947
Accrued expenses:
Salaries and wages	10,419	35,790
Pricing allowances	5,514	8,098
Income and other taxes	8,429	9,466
Other accrued liabilities	28,559	29,766
Total current liabilities	227,083	257,559
Long-term debt	714,055	668,337
Deferred tax liabilities	132,061	131,870
Operating lease liabilities	63,934	63,459
Other non-current liabilities	7,868	6,462
Total liabilities	$1,145,001	$1,127,687
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock: $0.0001 par value, 500,000,000 shares authorized, 198,945,695 and 196,355,206 issued and outstanding in 2026, respectively, and 197,857,100 and 196,487,532 shares issued and outstanding in 2025, respectively	20	20
Treasury stock, at cost, 2,590,489 shares in 2026 and 1,369,568 shares in 2025	(22,539)	(12,423)
Additional paid-in capital	1,460,059	1,457,422
Accumulated deficit	(183,378)	(178,646)
Accumulated other comprehensive loss	(38,184)	(37,866)
Total stockholders' equity	1,215,978	1,228,507
Total liabilities and stockholders' equity	$2,360,979	$2,356,194

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Cash flows from operating activities:
Net loss	$(4,732)	$(317)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	37,275	34,810
Deferred income taxes	218	(974)
Deferred financing and original issue discount amortization	1,253	1,257
Stock-based compensation expense	4,007	3,278
Loss on debt restructuring	—	906
Cash paid to third parties in connection with debt restructuring	—	(906)
Loss (gain) on disposal of property and equipment	14	(139)
Change in fair value of contingent consideration	(509)	(326)
Changes in operating items:
Accounts receivable, net	(24,128)	(24,617)
Inventories, net	2,909	7,319
Other assets	(3,950)	(2,152)
Accounts payable	(1,548)	11,340
Accrued salaries and wages	(25,415)	(20,769)
Other accrued expenses	(4,927)	(9,365)
Net cash used for operating activities	(19,533)	(655)
Net cash from investing activities
Capital expenditures	(14,815)	(20,658)
Other investing activities	(55)	(67)
Net cash used for investing activities	(14,870)	(20,725)
Cash flows from financing activities:
Repayments of senior term loans	(2,128)	(2,128)
Borrowings on revolving credit loans	72,162	62,000
Repayments of revolving credit loans	(25,000)	(44,000)
Principal payments under finance lease obligations	(1,484)	(1,270)
Proceeds from exercise of stock options	1,483	306
Repurchases of common stock	(10,116)	—
Payments of contingent consideration	(77)	(75)
Other financing activities	(114)	(440)
Net cash provided by financing activities	34,726	14,393
Effect of exchange rate changes on cash	132	(1,214)
Net increase (decrease) in cash and cash equivalents	455	(8,201)
Cash and cash equivalents at beginning of period	27,276	44,510
Cash and cash equivalents at end of period	$27,731	$36,309

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments as well as to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Net loss	$(4,732)	$(317)
Income tax benefit	(1,059)	(34)
Interest expense, net	13,005	14,460
Depreciation	21,999	19,395
Amortization	15,276	15,415
EBITDA	$44,489	$48,919

Stock compensation expense	4,007	3,278
Restructuring and other (1)	2,011	1,691
Transaction and integration expense (2)	92	58
Change in fair value of contingent consideration	(509)	(326)
Refinancing costs (3)	—	906
Total adjusting items	5,601	5,607
Adjusted EBITDA	$50,090	$54,526
(1)Includes consulting and other costs associated with severance related to our distribution center relocations and corporate restructuring activities.
(2)Transaction and integration expense includes professional fees and other costs related to acquisition activity, including the to the Campbell Chain and Fittings and Delaney Hardware acquisitions in 2026.
(3)In the first quarter of 2025, we entered into a Repricing Amendment on our existing Senior Term Loan due July 14, 2028.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Reconciliation to Adjusted Net Income
Net Loss	$(4,732)	$(317)
Remove adjusting items (1)	5,601	5,607
Remove amortization expense	15,276	15,415
Remove tax benefit on adjusting items and amortization expense (2)	(1,506)	(1,720)
Adjusted Net Income	$14,639	$18,985

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$(0.02)	$0.00
Remove adjusting items (1)	0.03	0.03
Remove amortization expense	0.08	0.08
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)
Adjusted Diluted Earnings per Share	$0.07	$0.10

Diluted Shares, as reported	196,626	197,284
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	2,467	2,553
Adjusted Diluted Shares	199,093	199,837
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to the "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See the "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rates above, excluding certain awards that are non-deductible.
b.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25%.
Per Share Impact of Adjusting Items

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Stock compensation expense	$0.02	$0.02
Restructuring and other costs	0.01	0.01
Transaction and integration expense	0.00	0.00
Change in fair value of contingent consideration	0.00	0.00
Refinancing costs	0.00	0.00
Total adjusting items	$0.03	$0.03
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is the calculation of Net Debt:

	March 28, 2026	December 27, 2025
Revolving loans	$83,162	$36,000
Senior term loan, due 2028	634,832	636,960
Finance leases and other obligations	19,851	20,090
Gross debt	$737,845	$693,050
Less cash	27,731	27,276
Net debt	$710,114	$665,774
Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Thirteen Weeks Ended March 28, 2026	Thirteen Weeks Ended March 29, 2025
Net cash used by operating activities	$(19,533)	$(655)
Capital expenditures	(14,815)	(20,658)
Free cash flow	$(34,348)	$(21,313)

Source: Hillman Solutions Corp.
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